Exhibit 99.1

Corsair Gaming Reports Third Quarter 2021 Financial Results

Reports Third Quarter Revenue and Profit

FREMONT, CA, November 2, 2021 – Corsair Gaming, Inc. (NASDAQ:CRSR) (“Corsair”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced financial results for the third quarter ended September 30, 2021.

Year-to-Date 2021 Highlights

•

Net revenue for the nine months ended September 30, 2021 was $1,393 million, an increase of 21.6% year-over-year. Gamer and creator peripherals segment net revenue was $470.3 million, an increase of 35.3% year-over-year. Gaming components and systems segment net revenue was $923.1 million, an increase of 15.6% year-over-year.

•	Net income for the nine months ended September 30, 2021 was $76.2 million, or $0.76 per diluted share, compared to net income of $60.2 million in the same period last year, or $0.69 per diluted share.
•

Adjusted net income for the nine months ended September 30, 2021 was $110.2 million, or $1.10 per diluted share, compared to adjusted net income of $91.9 million in the same period last year, or $1.05 per diluted share.

•	Adjusted EBITDA for the nine months ended September 30, 2021 was $159.6 million, an increase of 13.6% year-over-year.

Third Quarter 2021 Highlights

•

Net revenue was $391.1 million, a decrease of 14.4% year-over-year. Gamer and creator peripherals segment net revenue was $139.3 million, a decrease of 13.8% year-over-year. Gaming components and systems segment net revenue was $251.9 million, a decrease of 14.8% year-over-year.

•	Net income was $1.8 million, or $0.02 per diluted share, compared to net income of $36.4 million in the same period last year, or $0.40 per diluted share.
•	Adjusted net income was $16.3 million, or $0.16 per diluted share, compared to adjusted net income of $48.5 million in the same period last year, or $0.54 per diluted share.
•	Adjusted EBITDA was $27.6 million, a decrease of 56.6% year-over-year.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

“Corsair remains well positioned to capitalize on the underlying secular growth trends around gaming, esports and streaming, and we intend to continue to make investments to enhance our customer experience. During the third quarter, we were pleased to see our strong pace of innovation continued with the release of our new FaceCam 1080p streaming camera and Xeneon gaming monitor. These both represent an initial entry for us into large and growing markets. We just announced the first of our DDR5 products and believe we are well positioned to maintain our leadership position in the memory components category. Despite the headwinds caused by the current global logistics and supply chain environment, we believe that underlying consumer demand for gaming and streaming products remains strong,” stated Andy Paul, Chief Executive Officer of Corsair.

“We refinanced our long-term debt in the third quarter, substantially reducing the interest rate, doubled the available revolver to $100 million, increased the term, and reduced the total outstanding debt by $24 million to $250 million of face value. During the third quarter we experienced an increase in logistics costs over the already elevated rate in the second quarter, and costs and shipping times are expected to remain elevated for the remainder of 2021. Our strong financial position has allowed us to adjust to the current environment by increasing inventory and making longer term supply chain commitments where needed,” said Michael G. Potter, Chief Financial Officer of Corsair.

Financial Outlook

“We have responded to the difficult sourcing and shipping environment by building inventory in our hubs closer to our customers, but it has been difficult to pass costs on to our customers. We still expect good growth for 2021, but the various challenges are constraining it to closer to our initial expectations for the year. We believe that the actual demand environment remains good, and that once this difficult environment is behind us we can return to our targeted growth and profitability targets. We have adjusted our 2021 outlook based on the current conditions,“ concluded Andy Paul, Chief Executive Officer of Corsair.

For the full year 2021 we currently expect:

•	Net revenue to be in the range of $1.825 billion to $1.925 billion.
•	Adjusted operating income to be in the range of $180 million to $195 million.
•	Adjusted EBITDA to be in the range of $190 million to $205 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, restructuring costs, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Please see “Use and Reconciliation of Non-GAAP Financial Measures” below for a discussion on how we calculate the non-GAAP measures presented herein and a reconciliation to the most directly comparable GAAP measure.

Recent Developments

•

On October 27th, 2021, Corsair announced two new series of DDR5 performance memory, DOMINATOR PLATINUM RGB DDR5 and VENGEANCE DDR5. The new DDR5 standard brings with it higher frequencies, on-board voltage regulation and improved performance, debuting with Intel’s new 12th generation Intel Core processors. DOMINATOR PLATINUM RGB DDR5 continues its legacy of unparalleled quality with forged aluminum construction and 12 ultra-bright individually addressable CAPELLIX LEDs per module, providing the most discerning PC enthusiasts with the very best in performance memory. VENGEANCE DDR5 offers the same massive benefits of DDR5 with an understated aesthetic and low-profile design for maximum compatibility.

•

On October 21, 2021, Corsair, under its Elgato streaming brand, announced a new partnership with Snap to bring popular Augmented Reality Snap Lenses to EpocCam, the iOS app that turns your phone into a high-definition webcam for use with PC or Mac. With 15 custom-themed lenses available, and more to be added in the future, Snap Lenses enrich the EpocCam experience with new ways for users to express themselves in a fun and creative way.

•

On October 19, 2021, Corsair announced the launch of its new range of iCUE ELITE LCD Display Liquid CPU Coolers. Combining cooling able to tame any modern consumer CPU with a vivid 2.1” LCD screen on the pump head to display anything from system vitals to animated GIFs, ELITE LCD coolers offer a unique window into both your PC’s performance and your own style and personality.

•

On September 30, 2021, Corsair announced its first ever monitor, the XENEON 32QHD165, a stunning new monitor built from the ground up for gamers and creators. Featuring an ultra-slim 32-inch QHD screen with a cutting-edge IPS LED panel to produce a beautiful 2560x1440 image. With up to a 165Hz refresh rate, along with AMD FreeSync™ Premium certification and NVIDIA® G-SYNC™ compatibility to keep up with every frame of the latest games, the XENEON 32QHD165 offers a terrific combination of powerful specs, smart features, and thoughtful design that power users need. Integrating seamlessly into the CORSAIR iCUE and Elgato Stream Deck software ecosystems for convenient, customized control, the XENEON 32QHD165 is uniquely positioned to take center stage in a modern gaming and streaming setup.

•

On September 16, 2021, Corsair announced the new SABRE RGB PRO WIRELESS gaming mouse, the latest addition to the CHAMPION SERIES family of products built for competition and tested by top esports professionals. SABRE RGB PRO WIRELESS combines an incredibly lightweight, ergonomic design and esports-ready performance with high-performance wireless speed via SLIPSTREAM WIRELESS technology. Delivering lightning-fast inputs and the extraordinary accuracy top players demand, SABRE RGB PRO WIRELESS weighs an ultra-light 79g, supporting the rapid movements and lightning-quick reflexes needed to prevail during competition.

•

On September 7, 2021, Corsair announced the continuation of its partnership with leading video game publisher Ubisoft®, bringing immersive in-game RGB lighting integration for all CORSAIR iCUE RGB devices to the latest installment of the popular Far Cry® franchise: Far Cry® 6. Players can experience exclusive dynamic lighting effects, from fiery explosions to blissful jungle, that convey the action not just through the screen, but across their entire iCUE setup.

•

On September 7, 2021, Corsair announced it completed the successful refinancing of its 2017 credit facilities with borrowings under a new $350 million credit facility, consisting of a $250 million term loan and $100 million revolving line-of-credit, both maturing in August 2026. The new term loan is provided by Bank of America and bears interest at a rate equal to a margin plus either a base rate or LIBOR rate. Based on Corsair’s net leverage ratio at the time of the new borrowing, the rate for a LIBOR borrowing under the new term loan is LIBOR plus 1.25%, compared to the retired term loan which carried a combined interest rate of 4.75% for a LIBOR borrowing, made up of LIBOR, with a 1.00% floor, plus a margin of 3.75%. Corsair repaid the full

$273.9 million outstanding under its 2017 credit facility using proceeds from this 2021 credit facility and cash on hand. The maturity date of the retired term loan was August, 2024 and of the retired revolving line-of-credit was August 2022.

•

On August 20, 2021, Corsair announced the launch of its new CORSAIR HS80 RGB WIRELESS Gaming Headset, offering gamers industry-leading SLIPSTREAM WIRELESS technology, an exceedingly comfortable new floating-headband design, durable construction, and refined style.

•

On August 17, 2021, Corsair, under its SCUF Gaming brand, announced the Designed for Xbox SCUF Instinct and Instinct Pro controllers, created specifically for the Xbox Series X|S. SCUF Instinct incorporates all of the innovative features gamers expect from SCUF – including the patented paddle control system that helped make SCUF controllers the premier choice of competitive players everywhere – with an evolved controller design to improve performance for Xbox fans. This refined ergonomic shape enables better control for a wide variety of hand sizes, with millions of cosmetic and physical customization options to suit all gamers including interchangeable faceplates, thumbsticks, and D-pads.

Conference Call and Webcast Information

We will host a conference call to discuss the third quarter 2021 financial results on November 2, 2021, at 5:30 a.m. PT. The conference call can be accessed live over the phone by dialing 1-855-327-6838, or for international callers 1-604-235-2082. A replay will be available from 8:30 a.m. PT on November 2, 2021 through November 9, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode is 10016719.

The call will also be webcast live from our investor relations website at https://ir.corsair.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Corsair Gaming, Inc.

Corsair Gaming, Inc. (NASDAQ:CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment, smart ambient lighting and esports coaching services, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also sells gear under our Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs and laptops and Gamer Sensei brand, an esports coaching platform.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our plan to continue to make investments to enhance our customer experience; our belief that we will be able to maintain our leadership position in the memory components category; whether underlying consumer demand for gaming and streaming products will remain strong; whether we will be able to return to our targeted growth and profitability targets; and our estimated full year 2021 net revenue, adjusted operating income and adjusted EBITDA. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; the impact of the coronavirus on our business; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 to be filed with the Securities and Exchange Commission (SEC) on or about the date hereof and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2021 are not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income, non-GAAP, is determined by adding back to GAAP operating income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, non-cash inventory impairment, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred costs associated with the IPO, secondary offering costs, and debt modification costs.

•

Adjusted net income, non-GAAP, is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, non-cash inventory impairment, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, loss on extinguishment of debt, and the related tax effects of each of these adjustments.

•

Adjusted net income per diluted share, non-GAAP, is determined by dividing adjusted net income, non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, non-cash inventory impairment, stock-based compensation, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, intangible asset amortization, depreciation and amortization, interest expense (including loss on extinguishment of debt) and tax expense.

•	Adjusted EBITDA margin is determined by dividing adjusted EBITDA by net revenue for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

Adrian Bedggood

adrian.bedggood@corsair.com

510-657-8747

+44-7989-258827

Corsair Gaming, Inc.

Condensed Combined Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net revenue	$391,121	$457,103	$1,393,438	$1,146,028
Cost of revenue	289,759	329,159	1,001,397	834,398
Gross profit	101,362	127,944	392,041	311,630
Operating expenses:
Sales, general and administrative	76,112	65,321	234,134	175,877
Product development	14,495	12,902	45,150	36,285
Total operating expenses	90,607	78,223	279,284	212,162
Operating income	10,755	49,721	112,757	99,468
Other (expense) income:
Interest expense	(7,202)	(10,170)	(16,656)	(29,116)
Other (expense) income, net	(1,402)	23	(4,002)	(29)
Total other expense, net	(8,604)	(10,147)	(20,658)	(29,145)
Income before income taxes	2,151	39,574	92,099	70,323
Income tax expense	(374)	(3,217)	(15,854)	(10,149)
Net income	$1,777	$36,357	$76,245	$60,174
Net income per share:
Basic	$0.02	$0.43	$0.82	$0.71
Diluted	$0.02	$0.40	$0.76	$0.69
Weighted-average shares used to compute net income per share
Basic	93,918	84,871	92,894	84,352
Diluted	100,041	90,084	100,116	87,499

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net revenue:
Gamer and Creator Peripherals	$139,260	$161,555	$470,329	$347,531
Gaming Components and Systems	251,861	295,548	923,109	798,497
Total Net Revenue	$391,121	$457,103	$1,393,438	$1,146,028

Gross Profit:
Gamer and Creator Peripherals	$48,580	$60,010	172,080	$120,886
Gaming Components and Systems	52,782	67,934	219,961	190,744
Total Gross Profit	$101,362	$127,944	$392,041	$311,630

Gross Margin:
Gamer and Creator Peripherals	34.9%	37.1%	36.6%	34.8%
Gaming Components and Systems	21.0%	23.0%	23.8%	23.9%
Total Gross Margin	25.9%	28.0%	28.1%	27.2%

Corsair Gaming, Inc.

Condensed Combined Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2021	December 31, 2020

Assets
Current assets:
Cash and restricted cash	$76,098	$133,338
Accounts receivable, net	252,406	293,629
Inventories	331,938	226,007
Prepaid expenses and other current assets	47,682	37,997
Total current assets	708,124	690,971
Property and equipment, net	16,367	16,475
Goodwill	313,793	312,760
Intangible assets, net	234,141	259,317
Restricted cash, noncurrent	231	230
Other assets	69,033	34,362
TOTAL ASSETS	$1,341,689	$1,314,115
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$247,509	$299,636
Debt maturing within one year, net	4,751	—
Other liabilities and accrued expenses	223,291	205,745
Total current liabilities	475,551	505,381
Long-term debt, net	244,087	321,393
Deferred tax liabilities	29,683	29,752
Other liabilities, noncurrent	55,353	20,199
TOTAL LIABILITIES	804,674	876,725
Stockholders’ Equity:
Common stock and additional paid-in capital	463,635	438,676
Retained earnings (accumulated deficit)	73,432	(2,813)
Accumulated other comprehensive income (loss)	(52)	1,527
Total Stockholders’ Equity	537,015	437,390
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,341,689	$1,314,115

Corsair Gaming, Inc.

Condensed Combined Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Cash flows from operating activities:
Net income	$1,777	$36,357	$76,245	$60,174
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5,812	1,631	13,656	4,286
Depreciation	2,643	2,342	7,581	6,706
Amortization of intangible assets	8,704	8,505	26,118	25,344
Debt issuance costs amortization	320	708	1,372	1,990
Loss on debt extinguishment	4,071	2,864	4,868	3,256
Deferred income taxes	(1,368)	(5,361)	(6,556)	(6,892)
Other	583	332	1,649	1,070
Changes in operating assets and liabilities:
Accounts receivable	6,048	(39,776)	38,556	(58,067)
Inventories	(44,001)	(61,957)	(102,896)	(60,886)
Prepaid expenses and other assets	1,855	(25,594)	(7,790)	(20,431)
Accounts payable	(14,180)	77,544	(51,842)	92,772
Other liabilities and accrued expenses	(6,600)	27,121	24,100	51,002
Net cash (used in) provided by operating activities	(34,336)	24,716	25,061	100,324
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(836)	(1,684)	(836)
Payment of deferred and contingent consideration	(325)	—	(4,678)	—
Purchase of property and equipment	(2,783)	(2,066)	(7,677)	(5,072)
Net cash used in investing activities	(3,108)	(2,902)	(14,039)	(5,908)
Cash flows from financing activities:
Proceeds from issuance of debt, net	248,513	—	248,513	—
Repayment of debt	(273,974)	(126,574)	(326,974)	(140,394)
Payment of debt issuance costs	—	(194)	—	(194)
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions	—	118,575	—	118,575
Payment of other offering costs	—	(5,313)	—	(5,582)
Proceeds from issuance of shares through employee equity incentive plans	2,027	259	11,493	1,224
Payment of taxes related to net share settlement of equity awards	(208)	—	(215)	—
Net cash used in financing activities	(23,642)	(13,247)	(67,183)	(26,371)
Effect of exchange rate changes on cash	(1,136)	259	(1,078)	149
Net (decrease) increase in cash and restricted cash	(62,222)	8,826	(57,239)	68,194
Cash and restricted cash at the beginning of the period	138,551	111,315	133,568	51,947
Cash and restricted cash at the end of the period	$76,329	$120,141	$76,329	$120,141

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Operating Income - GAAP	$10,755	$49,721	$112,757	$99,468
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	—	—	394
Change in fair value of contingent consideration for business acquisitions	(435)	—	(342)	—
Non-cash inventory impairment	485	—	1,003	—
Stock-based compensation	5,812	1,631	13,656	4,286
Intangible asset amortization	8,704	8,505	26,118	25,344
Acquisition-related and integration-related costs	381	726	1,127	2,476
Restructuring costs	699	—	699	—
Non-deferred IPO and secondary offering costs	—	451	1,031	1,205
Debt modification costs	—	335	—	623
Adjusted Operating Income - Non-GAAP	$26,401	$61,369	$156,049	$133,796
As a % of net revenue - GAAP	2.7%	10.9%	8.1%	8.7%
As a % of net revenue - Non-GAAP	6.8%	13.4%	11.2%	11.7%

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net Income - GAAP	$1,777	$36,357	$76,245	$60,174
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	—	—	394
Change in fair value of contingent consideration for business acquisitions	(435)	—	(342)	—
Non-cash inventory impairment	485	—	1,003	—
Stock-based compensation	5,812	1,631	13,656	4,286
Intangible asset amortization	8,704	8,505	26,118	25,344
Acquisition-related and integration-related costs	381	726	1,127	2,476
Restructuring costs	699	—	699	—
Non-deferred IPO and secondary offering costs	—	451	1,031	1,205
Debt modification costs	—	335	—	623
Loss on debt extinguishment	4,107	2,864	4,904	3,256
Non-GAAP income tax adjustment	(5,193)	(2,386)	(14,252)	(5,818)
Adjusted Net Income - Non-GAAP	$16,337	$48,483	$110,189	$91,940

Diluted Net income per share:
GAAP	$0.02	$0.40	$0.76	$0.69
Adjusted, Non-GAAP	$0.16	$0.54	$1.10	$1.05

Shares used to compute diluted net income per share:
GAAP	100,041	90,084	100,116	87,499
Adjusted, Non-GAAP	100,041	90,084	100,116	87,499

Corsair Gaming, Inc.

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net Income - GAAP	$1,777	$36,357	$76,245	$60,174
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	—	—	394
Change in fair value of contingent consideration for business acquisitions	(435)	—	(342)	—
Non-cash inventory impairment	485	—	1,003	—
Stock-based compensation	5,812	1,631	13,656	4,286
Acquisition-related and integration-related costs	381	726	1,127	2,476
Restructuring costs	699	—	699	—
Non-deferred IPO and secondary offering costs	—	451	1,031	1,205
Debt modification costs	—	335	—	623
Intangible asset amortization	8,704	8,505	26,118	25,344
Depreciation	2,643	2,341	7,581	6,705
Interest expense (includes loss on debt extinguishment)	7,202	10,170	16,656	29,116
Tax expense	374	3,217	15,854	10,149
Adjusted EBITDA - Non-GAAP	$27,642	$63,733	$159,628	$140,472

Adjusted EBITDA margin - Non-GAAP	7.1%	13.9%	11.5%	12.3%